Exhibit 99(e)(5)(i)


                             IRREVOCABLE UNDERTAKING


To: RWE AG, Opernplatz 1, D-45128 Essen, Germany ("RWE") and GBV Funfte Gesellschaft fur Beteiligungsverwaltung mbH, Opernplatz 1, D-45128 Essen, Germany (the "Offeror"), (a wholly owned subsidiary of RWE)


Proposed offer for Innogy Holdings plc

1.   I understand that:

     (a) the Offeror intends to make an offer (the "Offer") to acquire all the ordinary shares of 10p each ("Ordinary Shares") in the capital of Innogy Holdings plc (the "Target");

     (b) the Offer will be substantially on the terms and conditions to be set out in a press announcement of the Offer (the "Press Announcement") substantially in the form of the attached draft Press Announcement, together with such additional terms and conditions as may be required to comply with the City Code on Takeovers and Mergers (the "City Code"); and

     (c) the Offer will extend to any Ordinary Shares issued while the Offer remains open for acceptance, including any shares issued as a result of the exercise of options under the Target's Share Incentive Plans.

2. In consideration of the Offeror agreeing to make the Offer, I undertake, agree and represent to and with the Offeror in the following terms:

     (a) I am the registered holder and beneficial owner of, and have all relevant authority to accept (or procure the acceptance of) the Offer in respect of, the number of Ordinary Shares specified against my name in the Schedule (the "Shares") and to transfer them fully paid and free from all liens, charges and equitable interests, third party rights and interests and encumbrances and together with all rights now and hereafter attaching to them as envisaged by the terms of the Offer, including the right to receive all dividends and other distributions (if any) declared, made or paid after the date of this undertaking;

     (b) I will accept (or procure the acceptance of) the Offer in respect of all the Shares and deliver (or procure the delivery of) duly completed form(s) of acceptance, together with the share certificate(s) and/or other document(s) of title and/or evidence of authority in accordance with the terms of the Offer, not later than 3.00 p.m. on the fifth business day after the despatch of the Offer Document;

     (c)  unless and until the Offer lapses or is withdrawn, I will not:

          (i) sell, transfer, charge, pledge or grant any option over or otherwise dispose of any of the Shares or any interest in any of the Shares except pursuant to the Offer; or

          (ii) accept any other offer in respect of any of the Shares (whether it is conditional or unconditional and irrespective of the means by which it is to be implemented); or

         (iii) withdraw the acceptance referred to in paragraph 2(b) above in respect of any of the Shares even though I may become entitled to withdraw it under the rules of the City Code or any provision in the formal document containing the Offer (the "Offer Document"); or

          (iv) acquire any further interest in any shares in the Target other than pursuant to an Inland Revenue approved employee share scheme; and

     (d) the Press Announcement may incorporate a reference to me substantially in the terms set out in the attached draft Press Announcement and, in accordance with the rules of the City Code, this undertaking will be referred to in the Offer Document and will be available for inspection while the Offer is open for acceptance; and

     (e) to the extent that any of the shares in the Target are not registered in my name, so far as practicable, I will procure the registered holder(s) to act in accordance with the terms of this letter.

3.   The following additional provisions apply to this undertaking:

     (a)  All obligations under this undertaking will lapse if:

          (i) the Offer Document has not been posted within 28 days after the announcement of the Offer (or within such longer period as the Offeror, with the consent of the Panel on Takeovers and Mergers, determines); or

          (ii) the Offer lapses or is withdrawn;

     (b) I acknowledge that nothing in this undertaking obliges the Offeror to despatch the Offer Document if it is not required to do so under the City Code;

     (c) any time, date or period mentioned in this undertaking may be extended by mutual agreement between the parties but as regards any time, date or period originally fixed or so extended time shall be of the essence;

     (d) references in this undertaking to a person having an "interest in shares" include all interests which a person would be required to notify to the Target if he were a director of the Target;

     (e) in this undertaking the expression the "Offer" extends to any improved or revised offer on behalf of the Offeror, whether voluntary or mandatory;

     (f)  this undertaking shall bind my estate and personal representatives;

     (g) this undertaking does not create any right under the Contracts (Rights of Third Parties) Act 1999 which is enforceable by any person who is not a party to it;

     (h)  this undertaking shall be governed by English law; and

     (i) I submit to the jurisdiction of the English courts for all purposes in relation to this undertaking.

                                  THE SCHEDULE

                            Directors' Shareholdings

--------------------------------------------------------------------------------
                Name of Director                        Registered Shareholdings
                                                          and Trust Holdings
--------------------------------------------------------------------------------
                   Mike Bowden                                 4,167

--------------------------------------------------------------------------------
                Yvonne Constance                               16,928

--------------------------------------------------------------------------------
                   Brian Count                                 19,909

--------------------------------------------------------------------------------
                Richard Delbridge                              30,000

--------------------------------------------------------------------------------
                   Andrew Duff                                 4,669

--------------------------------------------------------------------------------
                 Steve Fletcher                                4,548

--------------------------------------------------------------------------------
            Sir Charles Brandon Gough                          2,075

--------------------------------------------------------------------------------
              Sir Robin Mountfield                             3,550

--------------------------------------------------------------------------------
                   Ross Sayers                                 1,815

--------------------------------------------------------------------------------
                   Tim Weller                                    0

--------------------------------------------------------------------------------
                                                       Total Number of Shares
                                                               87,661
--------------------------------------------------------------------------------

Dated: 21st March, 2002
       --------------------------

Name: MIKE BOWDEN
      ---------------------------

Address: APPLEDENE
         ------------------------

3 LEAZE ROAD
---------------------------------

MARLBOROUGH
---------------------------------

WILTS  SN8 1JU
---------------------------------


Signed and delivered as a       )
deed by the person named        )
above in the presence of:       )               MIKE BOWDEN
                                                -----------
                                                (Signature)


Witness's signature:

O. MCKENDRICK
-----------------

Name: O. MCKENDRICK
     -------------------

Address: ONE SILK STREET
         ---------------

LONDON  EC2Y 8HQ
------------------------